Exhibit 107

Calculation Of Filing Fee Tables

Form F-1

(Form Type)

Rise Smart Group Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Ordinary Shares, no par value, to be sold by the Registrant	Equity	457(o)		$		$8,280,000	0.00015310	$1,267.67	-	-	-	-
Fees to Be Paid	Representative’s warrants (4)	Equity	457(g)	-		-	-	-	-	-	-	-	-
Fees to Be Paid	Ordinary Shares, no par value, underlying Representative’s warrants (5)	Equity	457(o)				$432,000	0.00015310	$66.14	-	-	-	-
Fees Previously Paid	Ordinary Shares, no par value, to be sold by the Registrant	Equity	457(o)				8,625,000	0.00014760	1,273.05	-	-	-	-
Fees Previously Paid	Representative’s warrants (4)	Equity	457(g)	-		-	-	0.00014760	-	-	-	-	-
Fees Previously Paid	Ordinary Shares, no par value, underlying Representative’s warrants (5)	Equity	457(o)				517,500	0.00014760	76.38	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-	-	-	-	-	-	-	-
	Total Offering Amounts (3)						$8,712,000		$1,333.81
	Total Fees Previously Paid						$9,142,500		$1,349.43
	Total Fee Offsets								$-
	Net Fee Due								$0

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the Ordinary Shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional Ordinary Shares as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.

(4)	No fee required pursuant to Rule 457(g) under the Securities Act.

(5)	Represents Ordinary Shares underlying warrants issuable to the Representative to purchase a number of Ordinary Shares equal to 5% of the total number of Ordinary Shares sold in this offering, at an exercise price equal to 120% of the public offering price of the Ordinary Shares sold in this offering.